SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Boss Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     BOSS HOLDINGS, INC.
221 West First Street, Kewanee IL 61443
May 2, 2003

Dear Shareholders:

     On behalf of the Board of Directors and management of Boss Holdings, Inc., it is my pleasure to invite you to attend the Company’s Annual Meeting of Stockholders for 2003. We will conduct the Annual Meeting at the Board Room of the Conference Center, Suite 801, 8235 Forsyth Blvd., St. Louis, Missouri 63105 on June 10, 2003 at 10:00 a.m. Central Daylight Time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

     Each shareholder is important to Boss and your shares should be represented at the Annual Meeting. Regardless of whether you plan to attend, please mark, sign, date and promptly return the enclosed proxy in the envelope provided.

     Our net earnings totaled $1,707,000 in 2002, with the Company generating operating earnings of $916,000 for the year despite flat sales. We ended 2002 with cash on hand of $4,874,000, no borrowings on our revolving line of credit and long-term obligations down over $900,000 from the previous year-end. During the fourth quarter of 2002, the Company acquired a company in the pet supplies business. Our management team is working to increase the customer base of the acquired business and reduce operating costs in an effort to return this operation to profitability.

     I am pleased with our 2002 financial results and the progress our management team has made in improving the Company’s financial performance in what continues to be a difficult economic environment. We have acquired additional warehousing facilities in Kewanee, IL and will be consolidating our warehousing operations there during the coming year.

     While our financial performance has shown some improvement in recent years, we face significant challenges in the months ahead. These challenges include the following:

  A continued weak overall economy coupled with a deflationary environment in our core glove, boot and rainwear business. These factors impede revenue growth.

  Growing margin pressure and continued customer consolidation in essentially all our business lines.

  Additional internal staffing resources, higher legal and audit fees and increased other costs to comply with regulatory requirements such as the Sarbanes/Oxley Act.

  Increased costs in bringing new products to market as well as start-up expenses to consolidate into our newly acquired warehousing facilities.

  Potential product shortages should health problems (SARS) in China continue to escalate and spread further in the Pacific rim.

     Despite these challenges and added costs, our management team remains focused on improving performance and increasing shareholder value. Thank you for your continued interest and support of Boss.

Sincerely, G. Louis Graziadio, III Chairman of the Board of Directors and Chief Executive Officer

BOSS HOLDINGS, INC.
221 W. First Street, Kewanee, Illinois 61443

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 10, 2003

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Boss Holdings, Inc., a Delaware corporation (the “Company”), will be held at the Board Room of the Conference Center, 8235 Forsyth Blvd., Suite 801, St. Louis, Missouri, 63105 on Tuesday, June 10, 2003, at 10:00 A.M. Central Daylight Time for the following purposes:

1.	To elect six directors of the Company, each to serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.
2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 27, 2003.
3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 22, 2003, are entitled to notice of and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting shall be open to the examination of any shareholder, his agent or attorney for any purpose germane to the Annual Meeting upon written notice, and the list shall be available for inspection at the Annual Meeting by any shareholder that is present.

BY ORDER OF THE BOARD OF DIRECTORS James F. Sanders, Corporate Secretary

Dated: May 2, 2003

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. IF YOU SEND IN YOUR PROXY CARD AND DECIDE TO ATTEND THE MEETING TO VOTE YOUR SHARES IN PERSON, YOU STILL MAY DO SO.

BOSS HOLDINGS, INC.
221 W. First Street, Kewanee, Illinois 61443

PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished to stockholders of Boss Holdings, Inc., a Delaware corporation (“Company”), in connection with the solicitation by the Board of Directors of the Company (“Board of Directors” or “Board”) of proxies for use at the Annual Meeting of Stockholders (the “Meeting”) scheduled to be held on Tuesday, June 10, 2003, at 10:00 A.M. local time at the Board Room of the Conference Center, 8235 Forsyth Blvd., Suite 801, St. Louis, MO 63105, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy initially will be mailed to stockholders on or about May 2, 2003.

     The proxy, when properly executed and received by the Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by filing with the Secretary prior to the Meeting a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the six director nominees named herein and, unless otherwise indicated, FOR each other proposal described in this proxy statement and in the accompanying notice of meeting.

Voting Rights and Votes Required

     The close of business on April 22, 2002, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. As of April 22, 2003, the Company had outstanding and entitled to vote approximately 1,952,404 shares of Common Stock, $0.25 par value per share (“Common Stock”).

     A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held. There is no cumulative voting with respect to any matter submitted for vote of the stockholders. Abstentions will be treated as Common Stock present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it does not have the discretionary authority as to certain Common Stock (a “broker nonvote”), those shares will not be considered present and entitled to vote with respect to that matter.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote at the Meeting will be required to approve the election of six directors of the Company and the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 27, 2003. In determining whether a proposal has received the requisite number of affirmative votes, broker nonvotes will be disregarded and have no effect on the outcome of the vote. Abstentions will be included in the vote totals and, as such, will have the same effect as a negative vote.

Voting of Proxies

     Shares represented by properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the directors of the Company and FOR each other proposal described in this proxy statement and in the accompanying notice of meeting.

     The Board of Directors is not aware of any matter that will come before the Meeting other than as described above. If any such other matter is duly presented and in the absence of instructions to the contrary, such proxies will be voted in accordance with the judgment of the proxy holders with respect to such matter, including any shareholder proposal or other matter of which the Company did not receive proper notice prior to March 19, 2003.

Revocation of Proxies

     Any proxy given pursuant to this solicitation may be revoked by a stockholder at any time before it is exercised. Any proxy may be revoked in writing, or by a valid proxy bearing a later date, delivered to the Secretary of the Company or by attending the Meeting and voting in person.

Solicitation of Proxies

     The expenses of this solicitation will be paid by the Company. To the extent necessary to ensure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by officers, directors and regular employees of the Company, who will receive no additional compensation therefor. The Company does not anticipate utilizing the services of any outside firm for the solicitation of proxies for the Meeting. The Company will pay persons holding stock in their names or in the names of their nominees, but not owning such stock beneficially (such as brokerage houses, banks and other fiduciaries), for the expense of forwarding soliciting material to their principals.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

     A Board of Directors consisting of six directors is to be elected by the stockholders at the Meeting, each to hold office until the next Annual Meeting of Stockholders or until a successor is duly elected and qualified. The Board of Directors recommends the election of the six nominees named below, all of whom currently are directors of the Company. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of each of the six nominees named below. The Board of Directors does not contemplate that any of the nominees will not be able to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, shall determine.

G. Louis Graziadio, III Age 53 — Chief Executive Officer and Chairman of the Board of the Company since June 1996. He is also the Chairman and CEO of Second Southern Corp., which is the manager of Ginarra Partners, LLC, a holding company with investments in various corporations, including the Company. Mr. Graziadio also serves on the Board of Directors of Acacia Research, Inc.

Perry A. Lerner Age 60 — Director since June 1996. Mr. Lerner is a partner in the law firm of Lerner & Squire, LLP and is Managing Director of Crown World Services, LLP, a New York-based investment company. A graduate of Harvard Law School and Claremont McKenna College, Mr. Lerner was a partner of the law firm O’Melveny & Myers from 1984-1996 and is a member of the State Bar of New York, State Bar of California and American Bar Association. Mr. Lerner also serves on the Board of Directors of Gemstar TV Guide International, Inc.

Lee E. Mikles Age 47 — Director since June 1996. Mr. Mikles is Chairman of Mikles/Miller Management, Inc., a registered investment adviser, and Mikles/Miller Securities, LLC, a securities broker/dealer. Prior to the formation of those companies, he headed Mikles/Miller Group, an affiliate of Shearson Lehman Brothers after serving as First Vice President of the Corporate Finance Department at Bateman Eichler, Hill Richards Inc. and as First Vice President with Drexel Burnham Lambert, Inc. from 1981 through 1989. Mr. Mikles also serves on the Board of Directors of Coastcast Corporation and Nelnet Corporation.

Paul A. Novelly Age 59 — Director since June 1996. Mr. Novelly is chief executive officer of Apex Oil Company, Inc. in St. Louis, Missouri, and its subsidiaries, which are engaged in the trading, refining, storage and transportation of petroleum products; World Point Terminals Inc., a publicly-held Canadian company, which owns and operates petroleum storage facilities in the United States, the Netherlands and the Bahamas; and AIC Ltd., headquartered in Bermuda, which trades petroleum products internationally. He also serves on the Board of Directors of World Point Terminals Inc., Intrawest Corporation, Coastcast Corporation and The Bear Stearns Companies Inc.

Richard D. Squires Age 45 — Director since June 1996. Mr. Squires serves as President of RS Holdings, Inc., a Dallas, Texas based real estate and high-yield investment company, and as Managing Director of SPI Holdings,

Inc., a Dallas and San Francisco based real estate investment company. Mr. Squires previously has served as Chief Financial Officer of Ft. Worth Holdings, Inc. and Vice President of Finance at American Hotels Corporation and Second Vice President of Finance at Punta Gorda Isles, Inc. Mr. Squires has a B.S. in Accounting from Pennsylvania State University and a Masters of Business Administration from Harvard University.

J. Bruce Lancaster Age 47 — Director since May 2000. Chief Financial Officer of the Company since April, 1998 and Executive Vice President since August, 1999. From 1995 through 1998, Mr. Lancaster was Vice President Finance and Administration for Acme Boot Company, Inc. Previously, from 1989 to 1995, he served in various positions, including Vice President Finance and CFO, with Kinark Corporation, a public company traded on the American Stock Exchange. Mr. Lancaster has a Masters of Business Administration from Texas A&M University and is a certified public accountant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Directors

     Information with respect to the current Directors of the Company is set forth above.

Executive Officers

     Following is a list of the names and ages of the executive officers of the Company as of the date of this Proxy Statement, indicating all positions and offices with the Company held by each such person, and each such person’s principal occupations or employment during the past five years.

BOSS HOLDINGS, INC.

Name	Age	Positions and Offices Held and Principal Occupations or Employment during past 5 years

G. Louis Graziadio, III	53	Chairman of the Board and Chief Executive Officer of
		the Company since June 1996. He is also the Chairman
		and CEO of Second Southern Corp., which is the
		manager of Ginarra Partners, LLC, a holding company
		with investments in various corporations, including
		the Company.
J. Bruce Lancaster	47	Chief Financial Officer since April 1998 and Executive
		Vice President since August 1999. From 1995 through
		March 1998, Mr. Lancaster was Vice President Finance
		and Administration for Acme Boot Company, Inc.

     In addition to the named executive officers, Richard Bern has served as an operations consultant to the Company since March, 1999. In his capacity as a consultant, Mr. Bern currently exercises executive responsibilities in many sales and distribution functions under the review and direction of the Company’s chief executive officer. Mr. Bern has extensive experience in importing, distribution and sales of consumer goods and previously served as president of Boss Manufacturing Company during 1996 and 1997. Since then he has been a private investor and worked as a consultant to various manufacturing and distribution firms, including the Company. Mr. Bern is 55 years old and has a Bachelor of Arts degree from the University of Cincinnati. See “Certain Relationships and Related Transactions” for additional information on his consulting arrangement.

Relationships Among Directors or Executive Officers

     Mr. Graziadio and Mr. Mikles are first cousins; otherwise, there are no family relationships existing between the officers and directors of the Company.

Board Meetings and Committees of the Board

     During the fiscal year ended December 28, 2002 (“Fiscal 2002”), there were two meetings of the Board of Directors and the directors acted once by unanimous written consent. All directors attended at least 75% of the Board meetings.

     The Company has an Executive Committee and standing Audit and Compensation Committees of the Board. Although the Company has no Nominating Committee, the Executive Committee has acted as a nominating committee and the above nominees are recommended by the Board of Directors. The Board of Directors will consider director nominees recommended by stockholders. Any such recommendations should be sent in writing to the Company at its principal executive offices, to the attention of the Secretary.

     The members of the Audit Committee are Messrs. Mikles, Squires and Lerner, all of whom are independent of the Company. The Audit Committee reviews with Grant Thornton LLP, the Company’s independent auditors, the Company’s financial statements and internal accounting procedures, Grant Thornton LLP’s auditing procedures and fees, and the possible effects of professional services upon the independence of Grant Thornton LLP. The Audit Committee held four meetings during Fiscal 2002.

     The members of the Compensation Committee are Messrs. Lerner and Novelly. The Compensation Committee makes recommendations to the Board with respect to compensation and benefits paid to the Company’s senior management. The Compensation Committee also makes determinations under the Company’s various plans providing incentive compensation for management. See “Executive Compensation.” The Compensation Committee held one meeting during Fiscal 2002, in addition to discussions in meetings of the Board of Directors.

     The members of the Executive Committee are Messrs. Graziadio, Squires, Lerner and Mikles. The Executive Committee generally has and may exercise all the powers and authority of the full Board in the management of the business and affairs of the Company, but specifically does not have the power or authority to do any of the following: (i) amend the Company’s certificate of incorporation (except as permitted by applicable law with respect to fixing the number, designations, preferences and rights of shares of stock to be issued by the Company in certain circumstances); (ii) adopt an agreement of merger or consolidation; (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company’s property and assets; (iv) recommend to the stockholders a dissolution of the Company or a revocation of a dissolution; (v) amend the by-laws of the Company; (vi) declare a dividend; or (vii) authorize the issuance of stock. Authority with respect to the excepted matters is reserved to the Board. The full Board may act to rescind any actions previously taken by the Executive Committee.

Compensation of Directors

     During Fiscal 2002, each of the Company’s non-employee directors earned an annual stipend of $15,000 and quarterly directors’ fees of $2,000 per quarter. In addition, the Company pays non-employee directors $1,200 per special Board meeting attended (i.e., non-regularly scheduled meeting) or for more than four regular board meetings per year. Committee members receive compensation of $500 per committee meeting attended. The total compensation paid to all directors during Fiscal 2002 was $119,000. The Company also reimburses its directors for reasonable expenses incurred in connection with attending Board and committee meetings. Except as described under “Directors’ Stock Options” below, the Company had no other compensation arrangements with directors during Fiscal 2002.

Directors’ Stock Options

     The Company has adopted and maintains its 1998 Non-Employee Director Stock Option Plan (“1998 Director Plan”). During Fiscal 2002, the Company issued non-qualified options for 40,000 shares of Common Stock under the 1998 Director Plan, consisting of 10,000 share options to each to the four non-employee directors (Messrs. Lerner, Squires, Novelly and Mikles). There were no directors’ options exercised during Fiscal 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

     To the best of the Company’s knowledge, during Fiscal 2002 all Forms 3, 4 or 5 required to be filed by directors and executive officers with the Securities & Exchange Commission were timely filed.

EXECUTIVE COMPENSATION

Compensation Tables

     The compensation paid in Fiscal 2002 to the Company’s Chief Executive Officer and to each of the other executive officers of the Company and its subsidiaries whose total compensation exceeded $100,000 are as follows:

2002 SUMMARY COMPENSATION TABLE

Name and Position	Year	Annual Compensation		Other Annual Compen- sation ($)	Long-Term Compensation		Payouts	All Other Compensation ($)

					Awards

					Restricted Stock Awards	Options/ SARs (#) (2)	LTIP Payout ($)

		Salary ($)	Bonus ($)

G. Louis Graziadio, III (1)	2002	113,490	-0-	-0-	-0-	100,000	-0-	19,427
CEO and Chairman of	2001	-0-	-0-	-0-	-0-	-0-	-0-	23,000
the Board	2000	-0-	-0-	-0-	-0-	-0-	-0-	24,000

J. Bruce Lancaster	2002	158,538	5,000	6,000	-0-	5,000	-0-	4,022
Executive Vice President	2001	151,038	5,000	6,000	-0-	-0-	-0-	4,333
& CFO	2000	131,250	10,000	6,000	-0-	10,000	-0-	609

(1)	Compensation for Mr. Graziadio’s services is as periodically determined by the Board’s Compensation Committee. During 2000 and 2001, Mr. Graziadio elected not to be paid a salary for his services as Chief Executive Officer. Amounts listed as other compensation include director’s fees.

(2)	All figures in this column reflect options to purchase shares of Common Stock.

     The Company has adopted and maintains its 1998 Incentive Stock Option Plan (the “1998 Employee Plan”) under which the Company may issue qualified or non-qualified stock options to employees, consultants and other key persons. All options granted to Mr. Graziadio and Mr. Lancaster during the periods presented were granted under the 1998 Employee Plan. The Company has no stock appreciation rights (“SARs”) outstanding.

     The Company has adopted and maintains its 1998 Director Plan. See “Directors’ Stock Options” for additional information regarding this plan.

     The following sets forth the value of options exercised during the year and unexercised options held by the named executive officers on December 28, 2002:

AGGREGATED OPTIONS/SAR EXERCISES IN FISCAL 2002
AND FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (1)	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($) (2)

			Exercisable/ Unexercisable	Exercisable/ Unexercisable

G. Louis Graziadio, III	-0-	-0-	55,000 / 75,000	$106,250 / $	138,750
J. Bruce Lancaster	5,000	$11,250	20,000 / 5,000	$21,250 / $	0

(1)	All figures in this column reflect options to purchase shares of Common Stock.
(2)	Assumes a market closing price of $3.75 per share at fiscal year end.

STOCK OPTIONS GRANTED IN 2002
Individual Grants

Name of Optionee	Number of Securities Underlying Options Granted (Note 1)	% of Total Options Granted in Fiscal Year 2000 (Note 2)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (Note 3)

					5%	10%

G. Louis Graziadio, III	100,000	66.7%	$1.90	3/27/2012	$119,490	$302,811
J. Bruce Lancaster	5,000	3.3%	$3.75	12/27/2012	$11,792	$29,883

(1)	All options were granted at fair market value as of the date of the grant. Options to Mr. Graziadio and Mr. Lancaster were granted under the 1998 Employee Plan. Mr. Graziadio’s options vest equally over a four-year term beginning in April of 2002. Mr. Lancaster’s options vest equally over a three-year term beginning in December 2003.

(2)	Options for 150,000 shares were granted during the year to certain employees, non-employee directors and consultants. The percentage shown reflects the optionee’s percentage of all options granted to employees, non-employee directors and consultants.

(3)	The dollar amounts in these columns reflect the 5% and 10% annual rates of appreciation prescribed by SEC regulation. The 5% and 10% rates of appreciation would result in per share prices of $3.09 and $4.93, respectively, over the option term for options granted to Mr. Graziadio and per share prices of $6.11 and $9.73, respectively, over the option term for options granted to Mr. Lancaster. The Company expressly disclaims any representations as to the level of appreciation that may be realized on the Company’s stock.

Employment Agreements

     The Company is a party to an Executive Severance Agreement dated July 16, 2001, with J. Bruce Lancaster, the Company’s Executive Vice President. Under this agreement Mr. Lancaster is entitled to continuation of his salary and certain other benefits upon termination of his employment with the Company under certain circumstances. Mr. Lancaster will be entitled to (i) continuation of his salary and continuation of family health benefits for a period of 12 months, and (ii) reimbursement of up to $25,000 of reasonably incurred moving expenses, if his employment is terminated involuntarily without good cause by the Company or if he voluntarily terminates his employment within 60 days after the occurrence of a salary reduction which has the effect of reducing his base compensation to a level below 80% of the highest base salary paid to him during the term of his employment. Also, if Mr. Lancaster’s employment terminates concurrently with or within one year following the occurrence of a change of control of the Company and such termination is by reason of voluntary action by the Company without specific conditions of cause (e.g., his willful misconduct amounting to fraud or dishonesty which is materially injurious to the Company or willful violation of the confidentiality provisions of the agreement) or by reason of Mr. Lancaster’s voluntary resignation or his death, then Mr. Lancaster will be entitled to (a) continuation of his base salary, car allowance and family health benefits for a period of 18 months, and (b) payment of $100,000 in lieu of reimbursement of reasonably anticipated moving expenses and outplacement services. As a condition to receiving any such severance payments, Mr. Lancaster would be subject to a two year restriction on his ability to solicit any customers of the Company or otherwise compete with the Company and also would be subject to a provision protecting the Company’s confidential information.

Report of Compensation Committee with Respect to Executive Compensation

     The following report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any prior or future statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act. The Compensation Committee administers and determines the executive compensation program. After review and approval by the

Compensation Committee, all material issues relating to executive compensation are reported to the full Board of Directors for approval. Generally, the CEO makes recommendations to the Compensation Committee regarding compensation for all other executives and the Compensation Committee reviews the performance of all executive officers and makes a final determination on executive compensation for the CEO and other executive officers.

Executive Compensation Philosophy:

     The philosophy of the Compensation Committee relating to executive compensation is that the executive officers should be compensated in amounts and in a manner designed to (i) attract, motivate and retain talented executives who are capable of attaining the Company’s goals in a competitive and changing environment, (ii) encourage and reward superior performance, and (iii) strengthen the relationship between executive pay and shareholder value. For certain matters, the Company periodically has retained management and benefits consultants, to provide advice on the type and amount of compensation to be paid to executive officers, directors and consultants.

Executive Officer Compensation:

     The Company’s Fiscal 2002 and current total compensation programs for executive officers consist of both cash and stock-based compensation. Salary levels for Company executives are reviewed and may be adjusted annually. In determining appropriate salaries, the Compensation Committee considers the CEO’s recommendations as to compensation for other officers, the scope of responsibility and individual performance for each officer, overall corporate performance, and general pay practices of industry competitors and other companies similarly situated to the Company. Evaluation of corporate performance takes into account special circumstances such as weather variations, competitive conditions and unusual events which can have a material effect on the Company’s operating results compared with budgeted levels. The Compensation Committee’s analysis is a subjective process that utilizes no specific weighting or formula for these factors in determining compensation. Executive compensation in the form of stock options is included under the Company’s 1998 Employee Plan, as amended. Under this Plan, the number of Options granted and vesting periods are decided at the discretion of the Compensation Committee.

Chief Executive Officer Compensation:

     In determining the total compensation package for the CEO for 2002, the Compensation Committee considered all of the matters discussed above. The Compensation Committee also considered the attainment of budgeted corporate goals. From 1998 through March, 2002, Mr. Graziadio elected not to be paid a salary for his services as CEO. Beginning in April, 2002, Mr. Graziadio began drawing an executive salary of $159,500 annually. Compensation paid to Mr. Graziadio as Chief Executive Officer during Fiscal 2002 consisted of $113,490 in executive salary and $19,000 in director fees (paid during the first quarter of the year). Reimbursement of certain expenses incurred by Mr. Graziadio and a company affiliated with Mr. Graziadio in connection with the Company’s business is discussed below in the section titled “Certain Relationships and Related Transactions.”

     Members of the Company’s Compensation Committee:

     Perry A. Lerner                 Paul A. Novelly

Stock Price Performance Graph

     The following graph sets forth a comparison of the cumulative total return to stockholders on the Common Stock during the five year period ended December 28, 2002, based on the market price thereof and taking into account all stock splits in the form of stock dividends paid through Fiscal 2002, with the cumulative total return of companies on the NASDAQ Stock Market and NASDAQ companies comprising SIC Codes 3420-3429 (cutlery, hand tools and general hardware).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG BOSS HOLDINGS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

* $100 invested on 12/31/97 in stock or index — including reinvestment of dividends.

Notes to Performance Graph:

A.	Information concerning the NASDAQ index and comparative industry index were provided by Research Data Group, Inc.
B.	Information concerning the Company’s stock price from December 1997 to March 1999 is based on unofficial month-end pricing obtained by the Company from over-the-counter sources, including internet stock-price services. Information on stock prices after March 1999 was provided by the OTC Bulletin Board system.

C.	The lines for the NASDAQ and comparative industry indices represent monthly index levels derived from compounded daily returns that include all dividends.
D.	The indices are reweighted daily, using the market capitalization on the previous trading day.
E.	If the monthly interval for the indices, based on the fiscal year-end, is not a trading day, the preceding trading day is used. The index levels for all series were set to $100.00 on 12/31/1997.
F.	Produced on 2/19/2003 including data to 12/31/2002.

     There can be no assurance that the Company’s stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will neither make nor endorse any predictions as to future stock performance.

     The Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company reimburses or pays costs and expenses incurred by Second Southern Corp. and/or Ginarra Partners, L.L.C., companies affiliated with Mr. Graziadio, in connection with Mr. Graziadio’s execution of his duties as chairman and chief executive officer of the Company. These costs include clerical and administrative support, travel and entertainment expenses, and certain direct overhead costs including, but not limited to, postage, communication charges and office supplies. Payments to such affiliates of Mr. Graziadio for such costs and expenses in fiscal years 2002, 2001 and 2000 were $117,986, $93,864 and $85,000, respectively.

     James F. Sanders, corporate secretary of the Company, provides general counsel services to the Company. During Fiscal 2002, Mr. Sanders was paid $183,027 for legal services and reimbursement of related costs and expenses. Mr. Sanders also is employed by Apex Oil Company, Inc., a company controlled by P.A. Novelly, a director of the Company.

     Richard Bern, a former president of the Company’s Boss Manufacturing Company subsidiary, currently provides executive services to the Company as an operations consultant. Mr. Bern provides services in all of the Company’s significant operational areas, including sales, production, distribution and purchasing, including relations with foreign vendors. During Fiscal 2002, Mr. Bern was paid $274,937 for his services and reimbursed $35,012 for travel expenses, including foreign travel in connection with the Company’s importing of goods.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information as of the end of Fiscal 2002

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excludes column a)

	(a)	(b)	(c)

Equity Compensation	341,080	$2.19	66,500
Plans approved by
security holders

Equity Compensation	0	N/A	0
Plans not approved by
security holders

Total	341,080	$2.19	66,500

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

     The following table sets forth, as of March 31, 2003, certain information regarding the beneficial ownership of Common Stock by (i) each person known by the Company to be beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director; (iii) each named Executive Officer; and (iv) all directors and executive officers as a group.

	Stock Beneficially Owned

Name and Address of Beneficial Owner (1)	No. of Shares	% of Class

Ginarra Partners, LLC (2)	432,565	20.5%
2325 Palos Verdes Drive West, Suite 211
Palos Verdes Estates, CA 90274
Graziadio Family Trust u/d/t 10-13-1975 (3)	410,519	19.4%
16633 Ventura Boulevard, Suite 510
Encino, CA 91436
Ellison C. Morgan (4)	169,142	8.0%
1211 SW Fifth Ave., Portland, OR 97204
G. Louis Graziadio, III (5)	203,000	9.6%
2325 Palos Verdes Drive West, Suite 211
Palos Verdes Estates, CA 90274
Chairman and President
Perry A. Lerner (6)	36,333	1.7%
Director
Lee E. Mikles (6)	15,333	*
Director
Paul A. Novelly (6) (7)	15,333	*
Director
Richard D. Squires (6)	94,616	4.5%
Director
J. Bruce Lancaster (8)	25,500	1.2%
Director and Executive Vice President
All Directors and Executive Officers as a	822,680	38.9%
Group (7 Persons, excludes Mr. Morgan and
the Graziadio Family Trust)

(1)	Unless otherwise noted, the Company believes all persons named in the table have sole voting and investment power with respect to shares of common stock beneficially owned by them. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial” owner of securities if he or she has or shares the power to vote or direct the voting of such securities or the power to direct the disposition of such securities. More than one person may be deemed to be a beneficial owner of the same securities. Percent of class owned is based on the number of shares outstanding plus options exercisable by the named beneficial owners.

(2)	Mr. Graziadio has sole voting and investment power over these shares in his capacity as chief executive officer of Second Southern Corp., which is the manager of Ginarra Partners, LLC. Mr. Graziadio disclaims any pecuniary interest or beneficial ownership of the shares owned by Ginarra Partners LLC.

(3)	Shares are owned by the Graziadio Family Trust, a trust established by Mr. Graziadio, but as to which he is neither a trustee nor a beneficiary. Mr. Graziadio disclaims beneficial ownership of all shares owned by the Graziadio Family Trust.

(4)	According to a Schedule 13G filed with the SEC on June 8, 2001, this includes shares owned directly by Ellison C. Morgan, as trustee of the Ellison C. Morgan Revocable Trust; by Ellison C. Morgan, as trustee of 2030 Investors 401(K); by 2030 Investors, LLC, as to which Mr. Morgan is the managing member; and shares owned by Lee Morgan and Jessie Morgan.

(5)	Includes 30,000 shares subject to options granted under the Company’s 1998 Director Plan and 50,000 shares subject to options granted under the Company’s 1998 Employee Plan. Does not include 432,565 shares held by Ginarra Partners, LLC, as to which Mr. Graziadio has sole voting and investment power by virtue of being the chief executive officer of the manager of Ginarra Partners. Does not include 410,519 shares which are owned by the Graziadio Family Trust, a trust established by Mr. Graziadio, but as to which he is neither a trustee nor a beneficiary. Mr. Graziadio disclaims beneficial ownership of all shares owned by the Graziadio Family Trust and Ginarra Partners.

(6)	Includes 15,333 shares subject to options granted under the Company’s 1998 Director Plan.
(7)	Does not include 87,283 shares (4.1% of shares), which are owned by Novelly Exempt Trust, an irrevocable trust established by Mr. Novelly, but as to which he is not a trustee and does not have the right to name or replace the trustee. Mr. Novelly disclaims beneficial ownership of the shares owned by Novelly Exempt Trust.

(8)	Includes 20,000 shares subject to options granted under the Company’s 1998 Employee Plan.
*	Number of shares owned is less than 1% of shares outstanding.

PROPOSAL NO. 2
APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT
AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 27, 2003

     The firm of Grant Thornton LLP, Certified Public Accountant, served as the independent auditors of the Company for Fiscal 2002, and the Board of Directors recommends the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 27, 2003. The Board of Directors recommends a vote in favor of the proposal to ratify this selection, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal. If the stockholders do not approve this selection, the Board will consider other firms for this engagement. The Company has not yet formally engaged Grant Thornton LLP for these services and the actual engagement will be dependent upon reaching a satisfactory agreement with the accounting firm on all terms, including the fees to be charged. The Audit Committee of the Board has determined that the provision of non-audit services to the Company by Grant Thornton LLP is compatible with maintaining their independence as the Company’s principal accountants.

     Audit Fees: During Fiscal 2002 the Company incurred fees of $98,000 for audit and financial statement review services from Grant Thornton LLP.

     All Other Fees: During Fiscal 2002 the Company incurred fees of $30,000 for all other fees, consisting primarily of tax advice, from Grant Thornton LLP.

     The Company has been advised by Grant Thornton LLP that they will not have a representative present at the Meeting and therefore will not be available to respond to shareholder questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 27, 2003.

AUDIT COMMITTEE REPORT

     The audit committee of the Board of Directors (“Audit Committee”) has reviewed and discussed the audited financial statements with management and with the Company’s independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards). The Audit Committee has received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence. Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2002 for filing with the Securities and Exchange Commission.

     The Board of Directors has adopted a written charter for the Audit Committee. The members of the Audit Committee all are “independent” of the Company under the rules and regulations of the NASDAQ Stock Market.

     Audit Committee Members:           Lee E. Mikles           Richard D. Squires           Perry A. Lerner

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company’s 2004 Annual Meeting must be received in writing by the Company at its principal executive offices no later than December 26, 2003 in order to be included in the Company’s Proxy Statement and form of proxy relating to that meeting.

FORM 10-K

     THE COMPANY, UPON WRITTEN REQUEST, WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 28, 2002. REQUESTS SHOULD BE DIRECTED TO:

Bruce Lancaster
Executive Vice President
Boss Holdings, Inc.
221 W. First Street
Kewanee, IL 61443

OTHER BUSINESS

     The Board does not intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS James F. Sanders, Corporate Secretary

Dated: May 2, 2003

BOSS HOLDINGS, INC. JUNE 10, 2003 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Boss Holdings, Inc., a Delaware Corporation, hereby acknowledge(s) receipt of the Proxy Statement dated May 2, 2003 and hereby appoint(s) G. Louis Graziadio, III and James F. Sanders and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Boss Holdings, Inc., to be held June 10, 2003 at 10:00 a.m. Central Daylight Time, at the Board Room of the Conference Center, Suite 801, 8235 Forsyth Blvd., St. Louis, Missouri 63105 and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on the reverse side)

BOSS HOLDINGS, INC. C/O NORTH AMERICAN TRANSFER P.O. BOX 311 FREEPORT, NY 11520-0311	VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Boss Holdings, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
BOSSH1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOSS HOLDINGS, INC.

THE DIRECTORS RECOMMEND A VOTE "FOR"
ITEMS 1, 2 AND 3

Vote on Directors

					For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
1.	To elect as Directors of Boss Holdings, Inc. the nominees
	listed below.
	(1)	G. Louis Graziadio, III	(4)	Paul A. Novelly	|_|	|_|	|_|
	(2)	Perry A. Lerner	(5)	Richard D. Squires
	(3)	Lee E. Mikles	(6)	J. Bruce Lancaster

Vote On Proposals		For	Against	Abstain

2.	Ratify the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 27, 2003.	|_|	|_|	|_|

3.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.	|_|	|_|	|_|

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

	Yes	No
HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household	|_|	|_|

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date